Exhibit 3.69

CERTIFICATE OF FORMATION

OF

eLINK PROCESSING LLC

1. The name of the limited liability company is eLINK PROCESSING LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of eLINK PROCESSING LLC this 9th day of April, 2002.

/S/ Sara G. Armstrong
Sara G. Armstrong, Authorized Representative

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	The name of Limited Liability Company is: eLink Processing LLC

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows: The name of the Limited Liability Company is changed to:

SUNGARD CSA LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 6th day of February, 2006.

SUNGARD DATA SYSTEMS INC. Sole Member

By:	/S/ Michael J. Ruane
Michael J. Ruane, Senior Vice President, Finance